NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

Financial Institutions, Inc. Reports Third Quarter Results

WARSAW, N.Y., October 24, 2012 – Today Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, announced financial results for the third quarter ended September 30, 2012. Net income was $4.3 million for the third quarter of 2012, bringing the Company’s net income for the first nine months of 2012 to $17.1 million. Net income for the third quarter and first nine months of 2011 was $5.5 million and $17.0 million, respectively. After preferred dividends, third quarter earnings per diluted share was $0.28 compared with $0.37 per share for the third quarter of 2011. In the first nine months of 2012 earnings per diluted share increased $0.07 or 6% to $1.16 per share as compared to $1.09 per share for the same period last year.

Highlights for the third quarter of 2012 and other recent developments include:

•	Second half of branch acquisition closed and fully converted on August 17, 2012

• Assumed deposits of $157.2 million and acquired in-market performing loans of $17.9 million at closing

•	During the third quarter of 2012, the Company incurred pre-tax acquisition and conversion-related costs of approximately $1.9 million, or $0.09 per share on an after-tax basis. In addition, pre-tax costs of approximately $2.6 million, or $0.12 per share after-tax were incurred in association with the retirement of the Company’s Chief Executive Officer.

•	Non-GAAP net operating income available to common shareholders for the third quarter of 2012 was $6.8 million, or $0.50 per diluted share, compared to $5.8 million or $0.43 per share in the third quarter of 2011.

•	Net interest income increased $2.5 million or 12% compared to the third quarter of 2011

•	Realized pre-tax gains of $596 thousand from the sales of investment securities

•	Excluding loans acquired, total loans grew $22.6 million during the third quarter

•	Capital ratios remain well above regulatory minimums

• Tangible common equity to tangible assets of 7.05%

• Leverage ratio of 7.67%

• Total risk-based capital of 12.16%

•	Common book value per share increased to $17.00 at September 30, 2012

•	Quarterly cash dividend declaration of $0.14 per outstanding common share, $0.75 per share on Series A 3% preferred stock, and $2.12 per share on series B-1 8.48% preferred stock paid on October 2; Common stock dividend represents a yield of approximately 3%

•	Management team strengthened with internal promotions

“We are making steady progress in the implementation of our strategy for increasing our regional presence and strengthening the Company’s financial position,” John E. Benjamin, Interim Chief Executive Officer said.   “We have made meaningful strides in improving operations and the quality of our portfolio, while maintaining a strong capital position and continuing to increase shareholder value.  We are very pleased with our margin stability, exceptional loan growth, and the relatively low-risk profile of our balance sheet. With proper execution of our business plan we believe that Financial Institutions has a promising future.”

During the third quarter of 2012 Five Star Bank completed the second half of its previously announced acquisition of Upstate New York retail branch locations (the “branch acquisitions”). Former HSBC Bank USA, N.A. branches located in Albion, Elmira, Elmira Heights, and Horseheads were acquired in August, complementing the former First Niagara Bank, N.A. locations in Batavia, Brockport, Medina, and Seneca Falls acquired in June.

Management Transition

In August the Company announced a management transition to reflect the increased size and scale of the overall organization following the completion of the former HSBC and First Niagara branch acquisitions and the retirement of Peter Humphrey as Chief Executive Officer. As part of the transition, the Company announced the promotion of Richard Harrison as Chief Operating Officer and Martin Birmingham as President and Chief of Community Banking, with a combined 45 years of local banking experience. Mr. Harrison and Mr. Birmingham were instrumental in the structuring, negotiating and integrating of the branch office acquisitions. The Company’s Chairman John Benjamin was named Interim Chief Executive Officer.

Net Interest Income and Net Interest Margin

Net interest income totaled $23.1 million for the third quarter of 2012, an increase of $2.5 million or 12% compared with the third quarter of 2011. Average earning assets increased $297.2 million or 14% in the third quarter of 2012 compared with the third quarter of 2011, due largely to growth in the loan portfolio resulting from organic loan growth coupled with the branch acquisitions. Accordingly, average total loans were up $244.3 million or 17% during the third quarter of 2012 compared to the third quarter of 2011.

The net interest margin on a tax-equivalent basis was 3.96% in the third quarter of 2012, compared with 4.02% in the third quarter of 2011. The Company’s yield on earning-assets decreased 30 basis points in the third quarter of 2012 compared with the same period last year, a result of cash flows being reinvested in the current low interest rate environment, which includes the impact of investing the cash from the branch acquisitions into lower yielding securities. The cost of interest-bearing liabilities decreased 29 basis points as compared to the third quarter of 2011, primarily a result of the redemption of the Company’s 10.20% junior subordinated debentures during the third quarter of 2011 as well as the continued re-pricing of the Company’s certificates of deposit.

Noninterest Income

Noninterest income totaled $6.4 million in the third quarter of 2012, compared with $8.0 million in the third quarter of 2011. Reflected in those amounts were net pre-tax gains on investment securities of $596 thousand in the third quarter of 2012 and $2.3 million in the third quarter of 2011. The third quarter 2012 gain resulted from the sale of a pooled trust-preferred security that had been written down in prior periods and included in non-performing assets.

Excluding gains from investment securities in both periods, noninterest income in the third quarter of 2012 totaled $5.8 million, compared with $5.7 million in the same quarter last year. This increase in noninterest income was primarily the result of increases in ATM and debit card income, broker-dealer fees and commissions and loan servicing income, partially offset by a loss on the sale of other assets and a decline in other noninterest income.

Noninterest Expense

Noninterest expense of $21.6 million in the third quarter of 2012 increased $4.6 million or 27% from the third quarter of 2011. The third quarter 2012 expenses include pre-tax acquisition and conversion-related costs of approximately $1.9 million. In addition, pre-tax costs of approximately $2.6 million were incurred in association with the retirement of the Company’s CEO. Third quarter 2011 expenses included a loss on debt extinguishment which increased other noninterest expense by $1.1 million. Excluding these items, noninterest expense for the third quarter of 2012 increased $1.2 million or 8% compared to the third quarter of 2011 largely due to higher salaries and employee benefits and professional services costs, partially offset by lower advertising and promotions expense.

Balance Sheet and Capital Management

Total loans were $1.659 billion at September 30, 2012, up $34.8 million or 2% from June 30, 2012 and up $174.2 million or 12% from December 31, 2011. At September 30, 2012, total loans included $70.4 million in loans obtained in the branch acquisitions. Total investment securities were $768.2 million at September 30, 2012, down $19.0 million from June 30, 2012 and up $117.4 million from December 31, 2011.

Deposits were $2.332 billion at September 30, 2012, an increase of $196.4 million from the end of the second quarter of 2012 and up $400.1 million compared with the end of 2011, largely due to retail deposits assumed from the branch acquisitions. Retail deposits assumed during the second and third quarters of 2012 were $129.3 million and $157.2 million, respectively. Public deposit balances were 23% of total deposits at September 30, 2012 and June 30, 2012, compared to 20% of total deposits at December 31, 2011, due largely to the seasonality of municipal cash flows. The Company’s deposit mix remains favorably weighted in lower cost demand, savings and money market accounts, which comprised 70% of total deposits at the end of the third quarter.

Shareholders’ equity was $251.8 million at September 30, 2012, compared with $246.9 million at June 30, 2012 and $237.2 million at December 31, 2011. Net income for the quarter increased shareholders’ equity by $4.3 million, which was partially offset by common and preferred stock dividends of $2.3 million. Accumulated other comprehensive income included in shareholders’ equity increased $2.9 million during the third quarter due primarily to higher net unrealized gains on securities available for sale.

The Company’s leverage ratio and total risk-based capital ratio decreased to 7.67% and 12.16%, respectively, at September 30, 2012, compared to 8.27% and 12.64%, respectively, at June 30, 2012, all of which exceeded the regulatory thresholds required to be classified as a “well capitalized” institution as established by the Company’s primary banking regulators. Balance sheet growth, primarily related to the branch acquisitions, coupled with goodwill and intangible assets recorded in conjunction with the acquisitions, resulted in the lower capital ratios. Such goodwill and intangible assets are excluded from regulatory capital under regulatory accounting practices.

Credit Quality

Non-performing loans were $10.4 million or 0.63% of total loans at September 30, 2012, as compared with $11.3 million or 0.70% of total loans at June 30, 2012 and $7.1 million or 0.48% of total loans at December 31, 2011. The Company’s ratio of non-performing loans to total loans continues to compare favorably to its peer group average, which was 2.76% of total loans at June 30, 2012, the most recent period for which information is available (Source: Federal Financial Institutions Examination Council — Bank Holding Company Performance Report as of June 30, 2012 — Top-tier bank holding companies having consolidated assets between $1 billion and $3 billion).

Net charge-offs of $1.6 million in the third quarter of 2012 represented 0.38% of average loans on an annualized basis compared to $1.1 million or 0.29% in the second quarter of 2012. The provision for loan losses was $1.8 million for the third quarter of 2012, compared to $1.5 million for the second quarter of 2012. For the first nine months of 2012, the provision for loan losses exceeded net charge-offs by $1.0 million as the Company continues to maintain the allowance for loan losses consistent with the growth in its loan portfolio and trends in asset quality.

The allowance for loan losses was $24.3 million at September 30, 2012, compared with $24.1 million at June 30, 2012 and $23.3 million at December 31, 2011. The ratio of the allowance for loan losses to total loans was 1.46% at September 30, 2012, compared with 1.49% at June 30, 2012 and 1.57% at December 31, 2011. Contributing to this ratio decline were the loans obtained in the branch acquisitions, which were recorded at fair market value as of the acquisition date with no allowance carried over, as required by U.S. generally accepted accounting principles. The ratio of allowance for loan losses to non-performing loans was 233% at September 30, 2012, compared with 213% at June 30, 2012 and 329% at December 31, 2011.

About Financial Institutions, Inc.

With over $2.6 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides investment advice, brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). We believe that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of our business and performance trends in comparison to others in the financial services industry. In addition, we believe the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the impact of the current management transition, the attitudes and preferences of its customers, its ability to successfully integrate recently acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For Additional Information:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

Jordan M. Darrow
Darrow Associates, Inc.
Phone: 631.367.1866
Email: jdarrow@darrowir.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2012			2011
	September 30,	June 30,	March 31,	December 31,	September 30,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$77,045	61,813	77,025	57,583	67,601
Investment securities:
Available for sale	748,618	765,216	699,497	627,518	679,487
Held-to-maturity	19,564	22,016	24,196	23,297	23,127

Total investment securities	768,182	787,232	723,693	650,815	702,614
Loans held for sale	1,411	1,682	2,053	2,410	2,403
Loans:
Commercial business	245,307	245,437	233,764	233,836	223,796
Commercial mortgage	403,120	413,983	406,521	393,244	381,541
Residential mortgage	139,984	142,900	112,148	113,911	116,432
Home equity	279,211	264,911	237,019	231,766	222,640
Consumer indirect	563,676	531,645	508,085	487,713	465,910
Other consumer	27,687	25,278	23,491	24,306	24,808

Total loans	1,658,985	1,624,154	1,521,028	1,484,776	1,435,127
Allowance for loan losses	24,301	24,120	23,763	23,260	22,977

Total loans, net	1,634,684	1,600,034	1,497,265	1,461,516	1,412,150
Total interest-earning assets (1) (2)	2,400,225	2,389,171	2,226,472	2,115,622	2,115,822
Goodwill and other intangible assets, net	50,924	43,858	37,369	37,369	37,369
Total assets	2,653,319	2,622,751	2,460,820	2,336,353	2,358,811
Deposits:
Noninterest-bearing demand	490,706	422,165	404,186	393,421	395,267
Interest-bearing demand	472,023	420,386	435,701	362,555	404,925
Savings and money market	673,883	584,278	530,754	474,947	476,122
Certificates of deposit	695,107	708,442	695,928	700,676	707,357

Total deposits	2,331,719	2,135,271	2,066,569	1,931,599	1,983,671
Borrowings	38,282	200,824	117,347	150,698	103,075
Total interest-bearing liabilities	1,879,295	1,913,930	1,779,730	1,688,876	1,691,479
Shareholders’ equity	251,842	246,946	239,962	237,194	240,855
Common shareholders’ equity (3)	234,371	229,473	222,489	219,721	223,376
Tangible common shareholders’ equity (4)	183,447	185,615	185,120	182,352	186,007
Unrealized gain on investment securities, net of tax	$17,178	14,487	12,316	13,570	14,743
Common shares outstanding	13,786	13,812	13,812	13,803	13,806
Treasury shares	376	350	350	359	356
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.67%	8.27	8.80	8.63	8.67
Tier 1 risk-based capital	10.91%	11.39	12.22	12.20	12.23
Total risk-based capital	12.16%	12.64	13.47	13.45	13.49
Common equity to assets	8.83%	8.75	9.04	9.40	9.47
Tangible common equity to tangible assets (4)	7.05%	7.20	7.64	7.93	8.01
Common book value per share	$17.00	16.61	16.11	15.92	16.18
Tangible common book value per share (4)	13.31	13.44	13.40	13.21	13.47

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

			Quarterly Trends
	Nine months ended		2012			2011
	September 30,		Third	Second	First	Fourth	Third
	2012	2011	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$72,480	71,243	25,299	23,731	23,450	23,875	23,774
Interest expense	7,052	10,534	2,200	2,343	2,509	2,721	3,156

Net interest income	65,428	60,709	23,099	21,388	20,941	21,154	20,618
Provision for loan losses	4,608	5,618	1,764	1,459	1,385	2,162	3,480

Net interest income after provision
for loan losses	60,820	55,091	21,335	19,929	19,556	18,992	17,138

Noninterest income:
Service charges on deposits	6,101	6,605	2,292	1,974	1,835	2,074	2,257
ATM and debit card	3,368	3,256	1,219	1,072	1,077	1,103	1,117
Broker-dealer fees and commissions	1,630	1,329	609	434	587	500	541
Company owned life insurance	1,300	967	433	441	426	457	422
Loan servicing	645	662	142	409	94	173	64
Net gain on sale of loans held for sale	981	659	323	325	333	221	318
Net gain on investment securities	2,164	2,347	596	1,237	331	656	2,340
Impairment charge on investment securities	(91)	—	—	—	(91)	(18)	—
Net (loss) gain on sale of other assets	(79)	44	(114)	29	6	23	7
Other	2,475	2,289	853	769	853	578	970

Total noninterest income	18,494	18,158	6,353	6,690	5,451	5,767	8,036

Noninterest expense:
Salaries and employee benefits	28,778	26,359	11,025	8,822	8,931	9,080	9,104
Occupancy and equipment	8,400	8,209	2,915	2,715	2,770	2,659	2,722
Professional services	3,243	1,823	1,452	1,080	711	794	570
Computer and data processing	2,462	1,854	976	886	600	583	603
Supplies and postage	1,930	1,337	899	573	458	441	461
Severance expense	1,787	25	1,413	249	125	279	9
FDIC assessments	957	1,212	356	304	297	301	437
Advertising and promotions	499	895	261	137	101	364	477
Loss on extinguishment of debt	—	1,083	—	—	—	—	1,083
Other	5,800	4,718	2,321	1,815	1,664	1,778	1,546

Total noninterest expense	53,856	47,515	21,618	16,581	15,657	16,279	17,012

Income before income taxes	25,458	25,734	6,070	10,038	9,350	8,480	8,162
Income tax expense	8,341	8,697	1,805	3,382	3,154	2,718	2,664

Net income	$17,117	17,037	4,265	6,656	6,196	5,762	5,498

Preferred stock dividends	1,105	2,813	368	368	369	369	368
Net income available to
common shareholders	$16,012	14,224	3,897	6,288	5,827	5,393	5,130

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$1.17	1.10	0.28	0.46	0.43	0.39	0.38
Earnings per share – diluted	$1.16	1.09	0.28	0.46	0.42	0.39	0.37
Cash dividends declared on common stock	$0.41	0.34	0.14	0.14	0.13	0.13	0.12
Common dividend payout ratio (1)	35.04%	30.91	50.00	30.43	30.23	33.33	31.58
Dividend yield (annualized)	2.94%	3.19	2.99	3.34	3.23	3.20	3.34
Return on average assets	0.92%	1.01	0.65	1.08	1.06	0.98	0.95
Return on average equity	9.32%	9.95	6.77	10.94	10.36	9.44	9.07
Return on average common equity (2)	9.38%	9.45	6.65	11.12	10.51	9.53	9.13
Return on average tangible common equity (3)	11.44%	11.60	8.33	13.36	12.62	11.43	10.97
Efficiency ratio (3)	64.29%	60.58	73.04	60.41	58.59	60.49	62.97
Stock price (Nasdaq: FISI):
High	$19.52	20.36	19.52	17.66	17.99	17.26	17.98
Low	$15.22	13.63	16.50	15.51	15.22	12.18	13.63
Close	$18.64	14.26	18.64	16.88	16.17	16.14	14.26

(1) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(2) Net income available to common shareholders divided by average common equity.

(3) See Appendix A – Non-GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

			Quarterly Trends
	Nine months ended		2012			2011
	September 30,		Third	Second	First	Fourth	Third
	2012	2011	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$119	155	168	94	94	94	93
Investment securities (1)	695,554	696,388	745,796	715,431	624,883	654,260	692,944
Loans (2):
Commercial business	239,319	212,337	248,060	237,936	231,865	225,274	216,980
Commercial mortgage	407,928	363,547	409,884	411,871	402,007	392,493	368,071
Residential mortgage	123,930	123,569	141,808	115,621	114,166	116,320	118,952
Home equity	249,044	213,001	271,131	242,208	233,550	226,597	217,808
Consumer indirect	519,175	433,578	544,527	517,859	494,861	477,017	450,813
Other consumer	24,391	24,860	26,179	23,420	23,554	24,168	24,644

Total loans	1,563,787	1,370,892	1,641,589	1,548,915	1,500,003	1,461,869	1,397,268
Total interest-earning assets	2,259,460	2,067,435	2,387,553	2,264,440	2,124,980	2,116,223	2,090,305
Goodwill and other intangible assets, net	40,886	37,369	47,200	38,020	37,369	37,369	37,369
Total assets	2,475,190	2,261,932	2,607,497	2,473,888	2,342,730	2,322,303	2,294,856
Interest-bearing liabilities:
Interest-bearing demand	409,331	384,651	425,739	409,720	392,353	378,584	366,567
Savings and money market	557,800	446,355	611,564	553,701	507,543	464,904	436,336
Certificates of deposit	696,051	715,390	695,682	689,103	703,372	703,571	706,435
Borrowings	139,330	110,684	157,973	162,718	97,093	127,914	155,534

Total interest-bearing liabilities	1,802,512	1,657,080	1,890,958	1,815,242	1,700,361	1,674,973	1,664,872
Noninterest-bearing demand deposits	411,036	361,393	447,204	398,353	387,153	388,670	375,518
Total deposits	2,074,218	1,907,789	2,180,189	2,050,877	1,990,421	1,935,729	1,884,856
Total liabilities	2,229,816	2,033,010	2,356,787	2,229,046	2,102,217	2,080,177	2,054,477
Shareholders’ equity	245,374	228,922	250,710	244,842	240,513	242,126	240,379
Common equity (3)	227,901	201,305	233,238	227,369	223,040	224,649	222,900
Tangible common equity (4)	$187,015	163,936	186,038	189,349	185,671	187,280	185,531
Common shares outstanding:
Basic	13,692	12,876	13,703	13,697	13,675	13,636	13,635
Diluted	13,748	12,968	13,759	13,750	13,733	13,722	13,704
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.21%	0.21	0.16	0.21	0.29	0.18	0.18
Investment securities	2.70%	2.97	2.60	2.68	2.83	2.79	2.95
Loans	5.13%	5.59	5.10	5.06	5.24	5.38	5.45
Total interest-earning assets	4.38%	4.70	4.32	4.31	4.53	4.58	4.62
Interest-bearing demand	0.14%	0.16	0.14	0.14	0.15	0.15	0.16
Savings and money market	0.18%	0.24	0.15	0.18	0.22	0.23	0.23
Certificates of deposit	1.03%	1.42	0.94	1.03	1.13	1.22	1.31
Borrowings	0.44%	2.02	0.43	0.43	0.46	0.45	1.10
Total interest-bearing liabilities	0.52%	0.85	0.46	0.52	0.59	0.64	0.75
Net interest rate spread	3.86%	3.85	3.86	3.79	3.94	3.94	3.87
Net interest rate margin	3.97%	4.02	3.96	3.89	4.05	4.07	4.02

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2012			2011
	September 30,	June 30,	March 31,	December 31,	September 30,

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$24,120	23,763	23,260	22,977	20,632
Net loan charge-offs (recoveries):
Commercial business	287	(11)	(22)	880	14
Commercial mortgage	(64)	166	105	131	36
Residential mortgage	39	99	36	89	(9)
Home equity	65	82	(5)	39	121
Consumer indirect	1,124	661	668	652	855
Other consumer	132	105	100	88	118

Total net charge-offs	1,583	1,102	882	1,879	1,135
Provision for loan losses	1,764	1,459	1,385	2,162	3,480

Ending balance	$24,301	24,120	23,763	23,260	22,977

Supplemental information
Period end loans:
Originated loans	$1,588,614	1,566,025	1,521,028	1,484,776	1,435,127
Acquired loans	70,371	58,129	—	—	—

Total loans	$1,658,985	1,624,154	1,521,028	1,484,776	1,435,127

Allowance for loan losses to total loans	1.46%	1.49	1.56	1.57	1.60
Allowance for loan losses for originated
loans to originated loans	1.53%	1.54	1.56	1.57	1.60
Net charge-offs (recoveries) to average loans (annualized):
Commercial business	0.46%	-0.02	-0.04	1.55	0.03
Commercial mortgage	-0.06%	0.16	0.10	0.13	0.04
Residential mortgage	0.11%	0.34	0.13	0.30	-0.03
Home equity	0.10%	0.14	-0.01	0.07	0.22
Consumer indirect	0.82%	0.51	0.54	0.54	0.75
Other consumer	2.00%	1.80	1.70	1.44	1.90
Total loans	0.38%	0.29	0.24	0.51	0.32
Non-performing loans:
Commercial business	3,621	4,150	1,863	1,259	2,380
Commercial mortgage	3,388	3,598	3,040	2,928	2,330
Residential mortgage	1,597	1,918	1,929	1,644	1,996
Home equity	929	973	934	682	501
Consumer indirect	876	695	444	558	586
Other consumer	23	4	12	5	4

Total non-performing loans	10,434	11,338	8,222	7,076	7,797
Foreclosed assets	303	270	258	475	582
Non-performing investment securities	766	1,145	1,505	1,636	5,341

Total non-performing assets	$11,503	12,753	9,985	9,187	13,720

Total non-performing loans to total loans	0.63%	0.70	0.54	0.48	0.54
Total non-performing loans to originated loans	0.66%	0.72	0.54	0.48	0.54
Total non-performing assets to total assets	0.43%	0.49	0.41	0.39	0.58
Allowance for loan losses to non-performing loans	233%	213	289	329	295

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

			Quarterly Trends
	Nine months ended		2012			2011
	September 30,		Third	Second	First	Fourth	Third
	2012	2011	Quarter	Quarter	Quarter	Quarter	Quarter
Computation of efficiency ratio:
Noninterest expense	$53,856	47,515	21,618	16,581	15,657	16,279	17,012
Other real estate owned expense	(74)	(218)	(15)	(22)	(37)	(75)	(120)
Amortization of intangible assets	(86)	—	(86)	—	—	—	—
Adjusted noninterest expense	$53,696	47,297	21,517	16,559	15,620	16,204	16,892
Net interest income on a tax equivalent basis	$67,106	62,268	23,702	21,956	21,448	21,657	21,129
Noninterest income	18,494	18,158	6,353	6,690	5,451	5,767	8,036
Net gain on disposal of investment securities	(2,164)	(2,347)	(596)	(1,237)	(331)	(656)	(2,340)
Impairment charges on investment securities	91	—	—	—	91	18	—

Adjusted total revenue	$83,527	78,079	29,459	27,409	26,659	26,786	26,825

Efficiency ratio (1)	64.29%	60.58	73.04	60.41	58.59	60.49	62.97
Average tangible common equity:
Average total shareholders’ equity	$245,374	228,922	250,710	244,842	240,513	242,126	240,379
Average goodwill and other intangible assets, net	(40,886)	(37,369)	(47,200)	(38,020)	(37,369)	(37,369)	(37,369)
Average Preferred equity	(17,473)	(27,617)	(17,472)	(17,473)	(17,473)	(17,477)	(17,479)

Average tangible common equity (non-GAAP)	$187,015	163,936	186,038	189,349	185,671	187,280	185,531

Return on average tangible common equity (2)	11.44%	11.60	8.33	13.36	12.62	11.43	10.97
Net operating income:
Net income	$17,117	17,037	4,265	6,656	6,196	5,762	5,498
Branch acquisition expenses, net of tax (3)	1,966	—	1,262	646	58	—	—
CEO retirement expenses, net of tax (3)	1,670	—	1,670	—	—	—	—
Loss on extinguishment of debt, net of tax (3)	—	704	—	—	—	—	704

Net operating income (non-GAAP)	$20,753	17,741	7,197	7,302	6,254	5,762	6,202

Net operating income available to common shareholders:
Net income available to common shareholders	$16,012	14,224	3,897	6,288	5,827	5,393	5,130
Branch acquisition expenses, net of tax (3)	1,966	—	1,262	646	58	—	—
CEO retirement expenses, net of tax (3)	1,670	—	1,670	—	—	—	—
Loss on extinguishment of debt, net of tax (3)	—	704	—	—	—	—	704

Net operating income available to common
shareholders (non-GAAP)	$19,648	14,928	6,829	6,934	5,885	5,393	5,834

Financial ratios computed on an operating basis (Non-GAAP):
Earnings per share – basic	$1.43	1.16	0.50	0.51	0.43	0.39	0.43
Earnings per share – diluted	$1.43	1.15	0.50	0.50	0.43	0.39	0.43
Efficiency ratio	57.59%	59.19	57.73	56.79	58.26	60.49	58.93
Return on average assets	1.12%	1.05	1.10	1.19	1.07	0.98	1.07
Return on average equity	11.30%	10.36	11.42	11.99	10.46	9.44	10.24
Return on average common equity	11.52%	9.91	11.65	12.27	10.61	9.53	10.38
Return on average tangible common equity	14.03%	12.17	14.60	14.73	12.75	11.43	12.48

(1) Efficiency ratio equals noninterest expense less other real estate owned expense and amortization of intangibles assets as a percentage of adjusted total revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.

(2) Annualized net income divided by average tangible common equity.

(3) Tax effect is calculated assuming a 35% effective tax rate.

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

	2012			2011
	September 30,	June 30,	March 31,	December 31,	September 30,

Ending tangible assets:
Total assets	$2,653,319	2,622,751	2,460,820	2,336,353	2,358,811
Less: Goodwill and other intangible assets, net	50,924	43,858	37,369	37,369	37,369

Tangible assets (non-GAAP)	$2,602,395	2,578,893	2,423,451	2,298,984	2,321,442

Ending tangible common equity:
Total shareholders’ equity	$251,842	246,946	239,962	237,194	240,855
Less: Goodwill and other intangible assets, net	50,924	43,858	37,369	37,369	37,369
Less: Preferred equity	17,471	17,473	17,473	17,473	17,479

Tangible common equity (non-GAAP)	$183,447	185,615	185,120	182,352	186,007

Tangible common equity to tangible assets (1)	7.05%	7.20	7.64	7.93	8.01
Common shares outstanding	13,786	13,812	13,812	13,803	13,806
Tangible common book value per share (2)	$13.31	13.44	13.40	13.21	13.47

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.